SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☑

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✔	Preliminary Proxy Statement
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Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Under Rule 14a-12

PDC Energy, Inc.

(Name of Registrant as Specified In Its Charter)

Kimmeridge Energy Management Company, LLC

Kimmeridge Active Investments, LLC

Kimmeridge Chelsea, LLC

Benjamin Dell

Alexander Inkster

Noam Lockshin

Henry Makansi

Neil McMahon

James F. Adelson

Alice E. Gould

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY COPY SUBJECT TO COMPLETION

DATED [ ], 2019

PDC ENERGY, INC.

__________________________

PROXY STATEMENT

OF

Kimmeridge Energy Management Company, LLC

_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED GOLD PROXY CARD TODAY

This Proxy Statement and the enclosed GOLD proxy card are being furnished by Kimmeridge Energy Management Company, LLC, and certain of its affiliates (as identified on Annex I, “Kimmeridge”, “we” or “us”) and the nominees named in Proposal 1 (the “Nominees” and, together with Kimmeridge, the “Participants”) in connection with the solicitation of proxies (this “Proxy Statement”) from the stockholders of PDC Energy, Inc., a Delaware corporation (“PDC” or the “Company”).

Who we are: Kimmeridge is a private equity firm focused on the development of unconventional oil and gas assets at the front-end of the cost curve in the US upstream energy sector. We are a direct operator with substantial industry experience across the energy space. We are also deeply familiar with PDC’s core assets in the Permian basin, having owned and operated those assets prior to selling them to PDC in 2016. We are stockholders who believe that public company boards should have meaningful equity ownership and must hold management accountable for performance.

What we believe: Like other stockholders, we invested in PDC because we believe the Company owns and operates premier oil and gas assets that are materially undervalued. In fact, our deep understanding and knowledge of the Permian asset is part of what drew us to PDC initially. However, we are increasingly concerned that PDC’s Board of Directors (the “Board”) and senior management are no longer aligned with stockholders with respect to the direction and operation of the Company. We think that the Board has lost sight of what is important to stockholders – creation and realization of value and responsible use of stockholder’s capital.

Why is change needed: Put simply, PDC has materially underperformed. Specifically, PDC’s TSR was negative 33% on an absolute basis in 2018 with similarly poor results over the past market cycle, both on a relative and absolute basis. Despite owning and operating quality assets, PDC has failed consistently to generate a return on average capital employed (ROACE) that exceeds its weighted average cost of capital (WACC). Consequently, PDC has destroyed over $1 billion in shareholder value. We believe this is a direct result of a fundamental misalignment of interests and the failure of the Board and management to “think and act like owners.” The Board not only failed to hold management accountable for poor performance, but instead approved a shocking $6.97 million in CEO compensation, despite failing to meet four out of the five internally set performance metrics for 2018.

What can we do: Our best available option is to elect our slate of director candidates to replace a minority of the Board with three experienced industry professionals who think and act like stockholders. We believe this would create a catalyst for change in messaging to management that stockholders will no longer sit back and accept sub-par performance when underlying assets have significant potential to create sustainable value and returns. We ask that you elect our slate of Nominees to re-direct PDC back onto a path toward profitability.

We ask that you please vote for the proposals below at the upcoming PDC 2019 annual meeting of stockholders (the “Annual Meeting”), to be held on May 29, 2019 at 8.00 a.m. Mountain Time, at Denver Financial Center at 1775 Sherman Street, Denver, Colorado 80203, with respect to the following (each, a “Proposal” and, collectively, the “Proposals”):

Proposal		Our Recommendation

1.	To elect Kimmeridge’s slate of three director nominees — Benjamin Dell, James F. Adelson and Alice E. Gould (collectively, the “Nominees”) — each to serve as directors and hold office until the annual meeting of stockholders to be held in 2022 and until their respective successors are duly elected and qualified.	FOR ALL three of the nominees

2.	To approve, on an advisory basis, the compensation of the Company’s named executive officers.	AGAINST

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.	FOR
To transact any other business that may properly come before the meeting and at any and all adjournments or postponements thereof.

Through this Proxy Statement and the enclosed GOLD proxy card, we are soliciting proxies to elect the three Nominees named herein to serve as directors, who if elected would constitute a minority of the Board. PDC has nominated its own set of directors for re-election at the Meeting.

This Proxy Statement and GOLD proxy card are first being mailed or given to the Company’s stockholders on or about [ ], 2019.

The Company has set the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”) as April 1, 2019. Stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 66,186,343 shares of common stock, par value $0.01 per share (“Common Stock”), outstanding according to the Company’s proxy statement filed with the SEC on April 5, 2019 (the “Company’s Proxy Statement”). As of April 8, 2019, the Participants beneficially owned 3,384,230 shares of Common Stock in the aggregate, as further described on Annex I.

We urge you to sign, date and return the GOLD proxy card “FOR ALL” three Nominees to the Board, “AGAINST” Proposal 2 and “FOR” Proposal 3.

This proxy solicitation is being made by Kimmeridge and the Nominees, and not on behalf of the Board or management of the Company or any other third party.  We are not aware of any other matters to be brought before the Annual Meeting other than as described herein.  Should other matters be brought before the Annual Meeting, the persons named as proxies in the enclosed GOLD proxy card will vote on such matters in their discretion.

If you have already voted using the Company’s white proxy card, you have every right to change your vote by completing and mailing the enclosed GOLD proxy card in the enclosed pre-paid envelope or by voting via Internet or by telephone by following the instructions on the GOLD proxy card. Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions under “Can I change my vote or revoke my proxy?” in the Questions and Answers section.

For instructions on how to vote and other information about the proxy materials, see the Questions and Answers section starting on page 11.

We urge you to promptly sign, date and return your GOLD proxy card.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Innisfree M&A Incorporated (“Innisfree”),
toll free at (877) 750-8338 or collect at (212) 750-5833.

BACKGROUND OF THIS PROXY SOLICITATION

Who We Are

Kimmeridge is a private equity firm focused on the development of unconventional oil and gas assets at the front-end of the cost curve in the US upstream energy sector. Founded in 2012, with offices in Denver and New York, our firm is uniquely structured in that our oil and gas assets are managed and operated by an in-house team of experienced geologists, engineers and other industry professionals. Our investment team members are experienced professionals with a deep knowledge of the energy sector. Our investment professionals have diverse backgrounds and have served in various roles throughout their careers, including geological exploration and analysis, owning and operating US exploration and production (“E&P”) companies, research analysis and investing, and investment banking in the energy space.

In 2016, Kimmeridge sold its Permian E&P businesses to PDC consisting of approximately 57,000 net acres and 8,000 barrels of oil equivalent per day of production. It was through the acquisition of these assets that PDC entered the Permian Basin. In light of our extensive diligence involved in acquiring, de-risking, owning and operating these assets, we are uniquely positioned to understand their potential value to PDC and our fellow stockholders.

Above all else we are investors who believe that companies have a responsibility to act in the best interests of shareholders and should be focused on increasing value. We are stockholders who believe that boards should have meaningful equity ownership and must hold management accountable for performance.

What Be Believe

We believe that PDC’s high quality Niobrara and Permian assets should be generating significant growth, returns above the WACC and free cash flow to shareholders. Much like other stockholders, we invested in PDC because we believe the Company owns and operates premier oil and gas assets.

Despite its assets, PDC has failed consistently to provide returns to stockholders that equal or exceed its peers, or that are compelling on an absolute basis. Total shareholder return or TSR for PDC was negative over the past 1-, 2- and 3- year periods ended December 31, 2018; specifically, -33%, -59% and -44% respectively.

PDC Internally Calculated TSR Over the Past 3 Years

Source: Company’s Proxy Statement.

We believe that the principal reasons that PDC has underperformed, regardless of asset quality, are: excessive SG&A, poor capital allocation and poor operational execution by management, all of which was allowed and rewarded handsomely under the watch of this Board.

We are increasingly concerned that the interests of the Board and management are no longer aligned with those of stockholders. Over the last three years, the CEO has been paid over $18 million, despite TSR of negative 44%. Most recently, in 2018, Mr. Brookman received $6.97 million including bonus compensation of 115% of his target, despite missing four out of five of the internally set performance metrics.

PDC Misses Four out of Five Performance Targets for 2018

What Can We Do

As detailed in PDC’s own proxy statement, over the past two and a half years, Kimmeridge meaningfully engaged with PDC in an effort to explain what shareholders want and what drives performance. Unfortunately, our ability to effect change in management without Board representation is relatively limited. After much consideration, we have chosen to propose our own slate of Nominees for the Board. We have thought carefully about this course of action and considered many different alternatives in determining how best to convey our message to PDC. We believe that our Nominees are the right people to serve as agents of change on behalf of stockholders. Each Nominee has a unique skill set and mix of professional background and experience. Our belief is that the election of our Nominees will set the stage for a new era of leadership and collaboration for the Board, with a refreshed focus on stockholder interests.

We encourage you to join us in returning PDC toward a path to profitability. Please vote to elect our Nominees by returning the GOLD proxy card.

Kimmeridge Has Taken Meaningful Steps to Guide PDC on the Path to Profitability: Our Engagement Timeline

The history of engagement over the last two and a half years as documented by PDC shows that Kimmeridge has long been interested in sharing its thoughts with industry peers and partners. In 2019, after watching PDC’s continued underperformance, Kimmeridge elected to invest in PDC and commit to driving change.

On January 11, 2019, a representative of Kimmeridge spoke with Barton Brookman, the President, CEO, and a Board member of PDC, by phone, to bring our investment in PDC to his attention, and share our ideas for strategic alternatives and valuation of assets. This call was a product of previous engagement with the Company and was originally scheduled as a dinner on December 17, 2018.

On February 13, 2019, representatives of Kimmeridge met with representatives of the Board and management of PDC in Denver, Colorado to discuss the Company’s disappointing performance and what steps could be taken to better improve shareholder value.

February 27, 2019, PDC released 4Q18 earnings which failed to incorporate or reflect any of our proposals or recommendations.

On March 4, 2019, we reached out to Mr. Brookman to discuss Kimmeridge’s ownership position in the Company and propose changes to PDC’s corporate structure and operations in anticipation of the March 1-11 window for nominating directors at the Annual Meeting. Mr. Brookman indicated that his team could only be available starting on March 7, 2019 despite our requests that PDC provide earlier availability. In spite of our desire for a more timely meeting, we nonetheless agreed to the March 7th call which occurred after our formal shareholder nominations were submitted.

On March 7, 2019, Kimmeridge submitted our notice to PDC of our intention to nominate the three Nominees named in this Proxy Solicitation—Benjamin Dell, James F. Adelson and Alice E. Gould. Simultaneously, we issued a press release and made public a presentation to shareholders, highlighting that: (1) despite the underlying asset quality, PDC has consistently failed to generate a ROACE that exceeds its WACC[1] (2) shareholders’ returns were depressed due to excessive SG&A;[2] (3) PDC is not a major operator in either of its two basins, thus underperforming larger basin operators who have the benefit of economies of scale;[3] and (4) PDC management’s has a history of failing to execute on forecasted returns.[4]

After the issuance of the press release, we participated in a call with a PDC team comprising of Mr. Brookman, Nicole Martinet and Jeffrey C. Swoveland, Chairman of the Board. We noted that in our view the purpose of the call was to let the PDC team know that while Kimmeridge was highly confident in the qualifications and abilities of the director candidates we proposed earlier that morning, we remain interested in a constructive dialogue and seek to avoid undue expenditures on either side. We also stated our expectation that changes at PDC should be transformational rather than gradational, and that the plans outlined in the Company’s recent year-end announcements and guidance[5] did not meet our expectations in this regard.

We also sought to let the PDC team know that Kimmeridge was open to wall cross arrangements that would allow Kimmeridge to assist PDC in exploring strategic alternatives, while implementing appropriate procedures to allow the Company to do so in compliance with applicable law and regulations. We then explained that we believe it would be possible to obtain capital injections from one or more firms in order to fund such strategic alternatives.

Finally, we explained our concerns that PDC was operating in a manner that was clearly sub-scale, pointing out that PDC’s plans to allow certain lease acreage to expire in the Delaware Basin in 2019 supported a further reduction in scale

[1] PDC’s ROACE over the past ten years has averaged 4% and has never been above 6%. This is materially lower than its WACC of 10.5%.

[2] The Company is near the top of its peer group on a per unit of production basis and PDC’s overhead in 2018 was 65% above the peer group average based on data from the Company’s Form 10-K filed with the SEC on February 28, 2019.

[3] See DFAN14A filed by Kimmeridge Management with the SEC on March 7, 2019 for visual representation of PDC in relation to size of peer group.

[4] See, e.g., At the start of 2018, PDC forecasted an outspend of less than $90 million for 2018. The actual result was $176 million, despite materially higher commodity prices.

[5] See the Company’s Form 10-K filed with the SEC on February 28, 2019 and press release dated February 27, 2019.

in those operations. We then reiterated that Kimmeridge remains interested in working with PDC and is available for any further discussions with PDC. We also encouraged the PDC team to consider potential options to increase operational efficiency including by actively seeking outside investments with the assistance of the Kimmeridge team. PDC’s management made no proposal for future engagement.

On March 22, 2019, Kimmeridge sent a letter to Mr. Brookman, reiterating our belief that mismanagement of the Company was negatively impacting shareholder value, and that the experience and leadership of our Nominees could steer the Company in a more profitable direction. Our letter also requested a meeting with the Company’s independent directors ahead of the Annual Meeting. We noted our attempts to engage in meaningful discussion with the Company’s senior leadership and stated our desire to work directly with the independent directors to help the Company regain solid financial footing. In the letter, we offered to meet the independent directors at PDC’s headquarters or any other convenient location for the independent directors.

On March 28, 2019, Mr. Brookman responded to Kimmeridge and indicated that a subset of the independent directors would be willing to meet with Kimmeridge in person. The meeting is set for April 9th at the offices of the Company’s proxy solicitation firm in New York. Unfortunately, the Company filed its preliminary proxy statement before this meeting after it had already determined and announced its proffered nominees.

Since engaging with PDC and submitting our nomination notices, PDC has not made any proposals that would offer a mutual path forward. We are disappointed by the Company’s seeming reluctance to engage constructively with a large shareholder.

PROPOSAL 1: ELECT THREE CLASS III DIRECTORS

The Board currently consists of eight directors divided into three classes. The terms of the Company’s three Class III directors expire at the Annual Meeting. We are seeking your support at the Annual Meeting to elect our three Nominees, each of whom is independent of the Company.

If successful in our proxy solicitation, the Board will be composed of our three Nominees — Benjamin Dell, James F. Adelson and Alice E. Gould — and incumbent directors David C. Parke, Jeffrey C. Swoveland, Anthony J. Crisafio, Christina M. Ibrahim and Randy S. Nickerson. If elected, each of the Nominees will serve three-year terms until the 2022 annual meeting of stockholders and until their successors have been duly elected and qualified. There is no assurance that any incumbent director will serve as a director if one or more of the Nominees are elected to the Board.

We are soliciting proxies to elect only the three Nominees listed herein. Accordingly, the enclosed GOLD proxy card may only be voted for the Nominees and does not confer discretionary voting power with respect to any of the Company’s director nominees. Stockholders who return the GOLD proxy card will only be able to vote for the three Nominees listed on the card. You can only vote for the Company’s director nominees by signing and returning a proxy card provided by the Company, by requesting a legal proxy and casting your ballot in person by attending the Annual Meeting or by voting via the Internet or toll-free telephone number provided in the Company’s Proxy Statement. You should refer to the Company’s Proxy Statement for the names, background, qualifications and other information concerning the Company’s director nominees.

Nominees:

BENJAMIN DELL
Age; Address	42; 412 West 15th Street, 11th Floor, New York, New York 10011
Occupation	Managing Partner of Kimmeridge Energy Management Company, LLC
Experience

Mr. Benjamin Dell has served as the Managing Partner of Kimmeridge Energy Management Company, LLC since founding the firm in 2012. Kimmeridge Management’s focus since its inception has been investing directly in low cost oil and gas assets, and leveraging its team’s significant in-house expertise and experience in geological evaluation, land acquisition and engineering. Mr. Dell directly oversees the screening and diligence of new geological opportunities as well as the negotiation and execution of investment strategies.

Prior to founding Kimmeridge Management, Mr. Dell served as Co-Head of Energy Investments for AllianceBernstein Holding L.P., a leading global asset management firm, from 2010 to 2011. Prior to that Mr. Dell was a Senior Equity Research Analyst for Oil and Gas Exploration and Production (E&P) at Sanford C. Bernstein & Co. LLC, which Mr. Dell joined in 2003

Prior to joining Bernstein, Mr. Dell was employed at British Petroleum (BP) in its M&A and finance group Mr. Dell also previously held positions as an exploration geologist and geophysicist across several of BP’s regional business units.

Mr. Dell has an undergraduate degree in Earth Sciences from St. Peter’s College, Oxford.

Skills & Qualifications	Mr. Dell’s qualifications to serve as a director include his specialized knowledge in the oil and gas industry, a skill that he has honed while managing assets and covering the industry throughout his career. Mr. Dell is uniquely qualified to offer valuable insights into PDC’s significant assets given that Kimmeridge models its business essentially as a privately owned E&P company and is deeply familiar with PDC’s core Permian basin assets, having owned and managed such assets before selling them to PDC.

James F. Adelson
Age; Address	56; 15 E. 5th Street, Suite 3300, Tulsa, Oklahoma 74103
Occupation	President and Managing Member of Nadel and Gussman, LLC
Experience

Mr. James F. Adelson is the current President and Managing Member of Nadel and Gussman, LLC, a fourth-generation family-owned, independent oil and gas E&P company, and its various energy affiliates. Mr. Adelson joined Nadel and Gussman in 1986 and serves as Chief Executive Officer and a Board member of its affiliate, Nadel and Gussman NV, LLC, an E&P company with an initial focus on the acquisition and development of oil and gas properties in the Haynesville Shale. Mr. Adelson also serves in certain management roles for other affiliated and non-affiliated private companies, including as Managing Partner of various energy affiliates of Nadel and Gussman as well as Ellbar Partners, LLC, the family office entity that focuses on non-energy related opportunities, and Boston Avenue Capital.

Mr. Adelson is an experienced industry executive with over 30 years in oil and gas, including management, operational strategy, exploration and development, together with significant financial expertise in corporate finance, strategic planning and risk management.

Mr. Adelson is a member of the World President’s Organization and YPO Gold, and currently serves as a member of the University of Tulsa Board of Trustees, the Cornell University College of Arts & Sciences Advisory Council, and the Tulsa Community Foundation Board of Trustees.

Mr. Adelson graduated with a B.A. & Sc. in Economics from Cornell University.

Skills & Qualifications	Mr. Adelson’s qualifications to serve as a director include his extensive experience owning and operating an independent E&P company, his experience in all phases of the oil and gas business, including acquiring and developing oil and gas assets.

Alice E. Gould
Age; Address	57; 34 Appleton PL, Durham, North Carolina 27705
Occupation	Director of CorePoint Lodging Inc.
Experience

Ms. Alice E. Gould joined the Board of Directors of CorePoint Lodging Inc., a publicly-traded select service lodging REIT (NYSE: CPLG) spun off from La Quinta Hotels, in 2018 and serves on its Compensation and Nominating and Corporate Governance Committees. Ms. Gould is the former head of the Private Investments team at DUMAC Inc., a professionally staffed investment office controlled by Duke University that manages over $18 billion of endowment and other Duke-related assets, where Ms. Gould worked from 2004 to 2018 and had responsibility for the evaluation, selection and monitoring of energy and natural resources investments.

Prior to her role at DUMAC, Ms. Gould was a management consultant assisting senior executives in the technology, pharmaceutical, media and financial industries with strategic initiatives. Ms. Gould also worked for ten years at International Business Machines Corporation (NYSE: IBM) where she managed product development, marketing and business planning. Ms. Gould has served on the advisory board of over 20 private equity and real assets partnerships in the U.S. and abroad.

Ms. Gould received a B.S. in Engineering from Duke University (magna cum laude) and an MBA from The Fuqua School of Business at Duke University, where she was a Fuqua Scholar.

Skills & Qualifications	Ms. Gould’s qualifications to serve as a director include her leadership experience and asset allocation expertise and her extensive experience evaluating and monitoring energy and natural resource investments.

We urge stockholders to vote FOR ALL three of the Nominees on the GOLD proxy card.

Except as stated above, none of the organizations or corporations referenced above is a parent, subsidiary or other affiliate of the Company. We believe that, if elected, each of the Nominees will be considered an independent director of the Company under (i) the Company’s Corporate Governance Guidelines, as amended December 6, 2017; (ii) Rule 5605(a) of NASDAQ’s Listing Rules; and (iii) paragraph (a)(1) of Item 407 of Regulation S-K. Under the NASDAQ Listing Rules, however, a final determination as to the independence of the Nominees will not be made until after their election and appointment to the Board.

We refer stockholders to the Company’s Proxy Statement for the biographies and other important information regarding the members of the Board in the classes of directors that are not up for election at the Annual Meeting.

Each of the Nominees (except Mr. Dell) has entered into a nominee agreement pursuant to which Kimmeridge Energy Management Company, LLC (“Kimmeridge Management”) has agreed to pay the costs of soliciting proxies in connection with the Annual Meeting and to defend and indemnify such Nominees against, and with respect to, any losses that may be incurred by them in the event they become a party to litigation based on their nomination as candidates for election to the Board and the solicitation of proxies in support of their election. Each Nominee (except Mr. Dell) received compensation in the amount of $50,000 following the submission of the Nomination Notice to the Company by certain affiliates of Kimmeridge Management, and each Nominee (except Mr. Dell) will receive an additional $50,000 upon the filing of this Preliminary Proxy Statement with the SEC. The estimated after-tax proceeds of the cash payments referred to in the prior sentence are required to be used by such Nominees to purchase shares of Common Stock. The Nominees will not receive any compensation from Kimmeridge Management or its affiliates for their services as directors of the Company if elected. If elected, the Nominees will be entitled to such compensation from the Company as is consistent with the Company’s practices for services of non-employee directors.

Each of the Nominees has agreed to being named as a Nominee in this Proxy Statement and has confirmed his or her willingness to serve on the Board if elected. We do not expect that any of the Nominees will be unable to stand for election, but, in the event that a Nominee is unable to or for good cause will not serve, the shares of Common Stock represented by the GOLD proxy card will be voted for a substitute candidate selected by Kimmeridge.  If Kimmeridge determines to add or substitute nominees, whether because the Company expands the size of the Board subsequent to the date of this Proxy Statement or for any other reason, it will file an amended proxy statement and proxy card that, as applicable, identifies the additional or substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected and includes biographical and other information about such nominees required by the rules of the SEC.

Vote Required.

According to the Company’s Certificate of Incorporation, the Company’s Bylaws (the “Bylaws”) and the Company’s Proxy Statement, directors will be elected by a plurality of the votes cast (meaning that the three director nominees who receive the highest number of shares voted “FOR” their election by the Company’s stockholders will be elected to the Board). Abstentions and broker non-votes will have no effect on the outcome of Proposal 1.

We urge you to sign and return our GOLD proxy card. If you have already voted using the Company’s white proxy card, you have every right to change your vote by completing and mailing the enclosed GOLD proxy card in the enclosed pre-paid envelope or by voting via Internet or by telephone by following the instructions on the GOLD proxy card. Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions under “Can I change my vote or revoke my proxy?”

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Innisfree, toll free at (877) 750-8338 or collect at (212) 750-5833.

The

We Recommend a Vote FOR ALL THREE of the Nominees on the GOLD proxy card.

PROPOSAL 2: ADVISORY VOTE ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

According to the Company’s Proxy Statement, the Company will provide stockholders with the opportunity to cast a non-binding advisory vote on the compensation of the Company’s Named Executive Officers (“NEOs”). The Company’s Proxy Statement states that the Company’s current policy is to provide stockholders with an opportunity to vote on the compensation of its NEOs each year at its annual meeting of stockholders. While this vote is advisory in nature, the Company’s Proxy Statement states that the Board and the Compensation Committee “value the opinions of [their] stockholders and take into consideration the outcome of the vote in connection with their ongoing evaluation of the Company’s executive compensation program.”

We believe stockholders should vote AGAINST the proposal to approve the compensation of the Company’s NEOs. We believe that the compensation is misaligned with stockholder value and that the compensation structure incentivizes growth over value which is not in the best interests of stockholders.

According to the Company’s Proxy Statement, the Company will request a non-binding, advisory vote on a resolution substantially in the following form:

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis,” compensation tables and narrative disclosure in this Proxy Statement for the Company’s 2019 Annual Meeting.

We encourage all stockholders to review the Company’s proxy disclosures in the Company’s Proxy Statement in detail.

Note: The stockholder vote on this Proposal 2 will not be binding on the Company or the Board, and it will not be construed as overruling any decision by the Company or the Board, or creating or implying any change to, or additional fiduciary duties for, the Company or the Board.

Vote Required.

According to the Bylaws and the Company’s Proxy Statement, the approval of Proposal 2 requires the affirmative vote of the holders of a majority of all of the votes present, in person or by proxy, and entitled to vote at the Annual Meeting. Abstentions will be treated as shares that are present and entitled to vote and therefore will count as votes against Proposal 2. Broker non-votes will not be counted as votes present and entitled to vote and therefore will not be counted in determining the outcome of this Proposal 2.

We Recommend a Vote AGAINST Proposal 2 on the GOLD proxy card.

PROPOSAL 3: RATIFICATION OF THE COMPANY’S SELECTION OF INDEPENDENT PUBLIC ACCOUNTING FIRM

According to the Company’s Proxy Statement, the Board has determined that it is desirable to request the approval of the appointment of its independent registered public accounting firm by the stockholders of the Company. The Company’s Proxy Statement indicates that the Audit Committee of the Board has appointed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2019. A representative of PwC is expected to attend the meeting and will have an opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

Vote Required.

According to the Bylaws and the Company’s Proxy Statement, the approval of Proposal 3 requires the affirmative vote of the holders of a majority of all of the votes present, in person or by proxy, and entitled to vote at the Annual Meeting. Abstentions will be treated as shares that are present and entitled to vote and therefore will count as votes against Proposal 3. Broker non-votes will not be counted as votes present and entitled to vote and therefore will not be counted in determining the outcome of this Proposal 3.

We Recommend a Vote FOR Proposal 3 on the GOLD proxy card.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Who is entitled to vote?

Only holders of Common Stock at the close of business on the Record Date, April 1, 2019, are entitled to notice of and to vote at the Annual Meeting. Stockholders who sold shares of Common Stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares of Common Stock.  Stockholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such shares of Common Stock after the Record Date (unless they also transfer their voting rights).  According to the Company’s Proxy Statement, the only outstanding class of securities of the Company entitled to vote at the Annual Meeting is the Common Stock.

How do I vote my shares?

Shares held in record name. If your shares of Common Stock are registered in your own name, please vote today via Internet or telephone by following the directions on the enclosed GOLD proxy card or by signing, dating and returning the enclosed GOLD proxy card in the postage-paid envelope provided. Execution and delivery of a proxy by a record holder of shares of Common Stock will be presumed to be a proxy with respect to all shares held by such record holder unless the proxy specifies otherwise.

Shares beneficially owned or held in “street” name. If you hold your shares of Common Stock in “street” name with a broker, bank, dealer, trust company or other nominee, only that nominee can exercise the right to vote with respect to the shares of Common Stock that you beneficially own through such nominee and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to your broker, bank, dealer, trust company or other nominee to vote in favor of the election of the Nominees. Please follow the instructions to vote provided on the enclosed GOLD proxy card. If your broker, bank, dealer, trust company or other nominee provides for proxy instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed GOLD proxy card. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions by mailing them to Kimmeridge, c/o Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022, so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

Note: Shares of Common Stock represented by properly executed GOLD proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, “FOR ALL” three of the Nominees listed in Proposal 1, “AGAINST” Proposal 2 and “FOR” Proposal 3.

How should I vote on each proposal?

Kimmeridge recommends that you vote your shares on the GOLD proxy card as follows:

“FOR ALL” three Nominees standing for election to the Board named in this Proxy Statement (Proposal 1);

“AGAINST” the advisory proposal to approve the compensation of the Company’s executive officers (Proposal 2); and

“FOR” the ratification of the Company’s selection of independent registered public accounting firm (Proposal 3).

How many shares must be present to hold the Annual Meeting?

According to the Bylaws and the Company’s Proxy Statement, the holders of a majority of the outstanding shares of stock of Company entitled to vote at the meeting, represented in person or by proxy, shall constitute a quorum at the Annual Meeting for the transaction of business. According to the Company’s Proxy Statement, abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present. For more information on broker non-votes, see “What are “broker non-votes” and what effect do they have on the proposals?” below.

What vote is needed to approve each proposal?

•	Proposal 1 – Election of Directors. According to the Charter, Bylaws and Company’s Proxy Statement, directors shall be elected by a plurality of the votes cast (meaning that the three director nominees who receive the highest number of shares voted “FOR” their election by the stockholders will be elected to the Board). Abstentions and broker non-votes will have no effect on Proposal 1.

THE ONLY WAY TO SUPPORT ALL THREE OF KIMMERIDGE’S NOMINEES IS TO SUBMIT YOUR VOTING INSTRUCTIONS “FOR ALL” THE NOMINEES ON THE GOLD PROXY CARD. PLEASE DO NOT SIGN OR RETURN A WHITE PROXY CARD FROM THE COMPANY, EVEN IF YOU INSTRUCT TO “ABSTAIN” ON THEIR DIRECTOR NOMINEES. DOING SO WILL REVOKE ANY PREVIOUS VOTING INSTRUCTIONS YOU PROVIDED ON THE GOLD PROXY CARD.

•	Proposals 2 and 3. According to the Bylaws and the Company’s Proxy Statement, the approval of each of Proposals 2 and 3 requires the affirmative vote of the holders of a majority of all of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting. According to the Company’s Proxy Statement, abstentions will be treated as shares that are present and entitled to vote and therefore will count as votes against Proposals 2 and 3. Broker non-votes will not be counted as votes present and entitled to vote and therefore will not be counted in determining the outcome of Proposals 2 and 3.

What are “broker non-votes” and what effect do they have on the proposals?

Generally, broker non-votes occur when shares held by a broker, bank or other nominee in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker, bank or other nominee has not received voting instructions from the beneficial owner and lacks discretionary voting power to vote those shares with respect to that particular proposal. If your shares are held in the name of a brokerage firm, and the brokerage firm has not received voting instructions from you, as the beneficial owner of such shares with respect to that proposal, the brokerage firm cannot vote such shares on that proposal unless it is a “routine” matter. Under the rules and interpretations of the New York Stock Exchange (“NYSE”), there are no “routine” proposals in a contested proxy solicitation. Even though the Common Stock is listed on the Nasdaq Global Select Market, the NYSE rules apply to brokers who are NYSE members voting on matters being submitted to stockholders at the Annual Meeting. Because Kimmeridge has initiated a contested proxy solicitation, there will be no “routine” matters at the Annual Meeting for any broker accounts that are provided with proxy materials by Kimmeridge.

Broker non-votes, if any, with respect to the proposals set forth in this Proxy Statement will not count as votes cast, present and entitled to vote and therefore will not be counted in determining the outcome of any of Proposals 1, 2 and 3.

What should I do if I receive a proxy card from the Company?

You may receive proxy solicitation materials from PDC, including an opposition proxy statement and white proxy card. We are not responsible for the accuracy of any information contained in any proxy solicitation materials used by the Company or any other statements that it may otherwise make.

We do not endorse any of the Company’s nominees and recommend that you disregard any proxy card or solicitation materials that may be sent to you by the Company. Voting “WITHHOLD” for any of the Company’s nominees on its proxy card or voting “ABSTAIN” is not the same as voting for our Nominees because a vote withheld or abstained for any of the Company’s nominees will not count as a vote “FOR” Kimmeridge’s Nominees and will revoke any previous voting instructions you submitted for the Kimmeridge Nominees. If you have already voted using the Company’s white proxy card, you have every right to change your vote by completing and mailing the enclosed GOLD proxy card in the enclosed pre-paid envelope or by voting via Internet or by telephone by following the instructions on the GOLD proxy card. Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions below under “Can I change my vote or revoke my proxy?”

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Innisfree, toll free at (877) 750-8338 or collect at (212) 750-5833.

Can I change my vote or revoke my proxy?

If you are the stockholder of record, you may change your proxy instructions or revoke your proxy at any time before your proxy is voted at the Annual Meeting. Proxies may be revoked by any of the following actions:

•	voting via Internet or by telephone by following the instructions on the enclosed GOLD proxy card or by signing, dating and returning the enclosed GOLD proxy card (the latest dated proxy is the only one that counts);
•	delivering a written revocation or a later dated proxy for the Annual Meeting to Kimmeridge, c/o Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022 or to the secretary of the Company; or
•	attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

If your shares are held in a brokerage account by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee. If you attend the Annual Meeting and you beneficially own shares of Common Stock but are not the record owner, your mere attendance at the Annual Meeting WILL NOT be sufficient to revoke your prior given proxy card. You must have written authority from the record owner to vote your shares held in its name at the meeting. Contact Innisfree, toll free at (877) 750-8338 or collect at (212) 750-5833 for assistance or if you have any questions.

IF YOU HAVE ALREADY VOTED USING THE COMPANY’S WHITE PROXY CARD, WE URGE YOU TO REVOKE IT BY FOLLOWING THE INSTRUCTIONS ABOVE. Although a revocation is effective if delivered to the Company, we request that either the original or a copy of any revocation be mailed to Kimmeridge, c/o Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022, so that we will be aware of all revocations.

Who is making this Proxy Solicitation and who is paying for it?

The solicitation of proxies pursuant to this proxy solicitation is being made by Kimmeridge and the Nominees. Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements. Kimmeridge will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. Kimmeridge has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Common Stock they hold of record. Kimmeridge will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that certain regular employees of Kimmeridge will also participate in the solicitation of proxies in support of the Nominees. Such employees will receive no additional consideration if they assist in the solicitation of proxies.

Kimmeridge has retained Innisfree to provide solicitation and advisory services in connection with this solicitation. Innisfree will be paid a fee not to exceed $700,000 based upon the campaign services provided. In addition, Kimmeridge will reimburse Innisfree for certain documented, out-of-pocket fees and expenses and will indemnify Innisfree against certain liabilities and expenses, including certain liabilities under the federal securities laws. Innisfree will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. It is anticipated that Innisfree will employ approximately 30 persons to solicit the Company’s stockholders as part of this solicitation. Innisfree does not believe that any of its directors, officers, employees, affiliates or controlling persons, if any, is a “participant” in this proxy solicitation.

The entire expense of soliciting proxies is being borne by Kimmeridge. Costs of this proxy solicitation are currently estimated to be approximately $[ ]. We estimate that through the date hereof, Kimmeridge’s expenses in connection with this proxy solicitation are approximately $[ ]. If successful, Kimmeridge may seek reimbursement of these costs from the Company. In the event that it decides to seek reimbursement of its expenses, Kimmeridge does not intend to submit the matter to a vote of the Company’s stockholders. The Board, which will consist of three of the Nominees, if all are elected, and five of the incumbent Company directors, would be required to evaluate the requested reimbursement consistent with their fiduciary duties to the Company and its stockholders. Costs related to the solicitation of proxies include expenditures for attorneys, public relations and other advisors, solicitors, printing, advertising, postage, transportation, litigation and other costs incidental to the solicitation.

What is Householding of Proxy Materials?

The SEC has adopted rules that permit companies and intermediaries (such as brokers and banks) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. Some banks and brokers with account holders who are stockholders of the company may be householding our proxy materials.

A single copy of our Proxy Statement (and of the Company’s Proxy Statement and annual report) will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker and direct your request to Investor Relations, PDC Energy, Inc., 1775 Sherman Street, Suite 3000, Denver, Colorado, 80203. Stockholders who currently receive multiple copies of this Proxy Statement at their address and would like to request householding of their communications should contact their bank or broker.

Where can I find additional information concerning PDC?

Pursuant to Rule 14a-5(c) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we have omitted from this Proxy Statement certain disclosure required by applicable law to be included in the Company’s Proxy Statement in connection with the Annual Meeting. Such disclosure includes information regarding securities of the Company beneficially owned by the Company’s directors, nominees and management; certain stockholders’ beneficial ownership of more than 5% of the Company’s voting securities; information concerning the Company’s directors who are not up for election at the Annual Meeting; information concerning executive compensation; and information concerning the procedures for submitting stockholder proposals and director nominations intended for consideration at the 2020 annual meeting of stockholders and for consideration for inclusion in the proxy materials for that meeting. If the Company does not distribute the Company’s Proxy Statement to stockholders at least ten days prior to the Annual Meeting, we will distribute to the stockholders a supplement to this Proxy Statement containing such disclosures at least ten days prior to the Annual Meeting. We take no responsibility for the accuracy or completeness of information contained in or excerpted from the Company’s Proxy Statement. Except as otherwise noted herein, the information in this Proxy Statement concerning the Company has been taken from or is based upon documents and records on file with the SEC and other publicly available information.

This Proxy Statement and all other solicitation materials in connection with this proxy solicitation will be available on the internet, free of charge, at [ ].

CONCLUSION

We urge you to carefully consider the information contained in this Proxy Statement and then support our efforts by signing, dating and returning the enclosed GOLD proxy card today.

Thank you for your support,

Kimmeridge Energy Management Company, LLC
Kimmeridge Active Investments, LLC
Kimmeridge Chelsea, LLC
Benjamin Dell
James F. Adelson
Alice E. Gould

[ ], 2019

ANNEX I: INFORMATION ON THE PARTICIPANTS

This proxy solicitation is being made by Kimmeridge Energy Management Company, LLC (“Kimmeridge Management”), Kimmeridge Active Investments, LLC (“Kimmeridge Active”), Kimmeridge Chelsea, LLC (“Kimmeridge Chelsea”), Benjamin Dell, Alexander Inkster, Noam Lockshin, Henry Makansi and Neil McMahon (collectively, “Kimmeridge”, and together with the Nominees, the “Participants”).

As of the close of business on April 8, 2019, the Participants may be deemed to beneficially own, in the aggregate, 3,384,230 shares of Common Stock, representing approximately 5.1% of the Company’s outstanding shares of Common Stock. The percentages used herein are based upon 66,186,343 shares of Common Stock outstanding as of the Record Date, April 1, 2019, as reported in the Company’s proxy statement for the 2019 annual meeting of stockholders, filed by the Company with the SEC on April 5, 2019.

Of the 3,384,230 shares of Common Stock beneficially owned in the aggregate by the Participants: (a) 3,382,900 shares of Common Stock (including an aggregate 200 shares of Common Stock held in record name) are held by Kimmeridge; (b) 650 shares of Common Stock are held by James F. Adelson (“Mr. Adelson”); and (c) 680 shares of Common Stock are held by Alice E. Gould (“Ms. Gould”).

Of the 3,382,800 shares of Common Stock beneficially owned in the aggregate by Kimmeridge: (a) (i) 3,382,800 shares of Common Stock are held by Kimmeridge Active (including 100 shares of Common Stock held in record name); and (ii) 100 shares of Common Stock are held by Kimmeridge Chelsea in record name; (b) 3,382,900 shares of Common Stock (including an aggregate 200 shares of Common Stock held in record name by Kimmeridge Active and Kimmeridge Chelsea) may be deemed to be beneficially owned by Kimmeridge Management by virtue of it being the investment adviser to parent companies of each of Kimmeridge Active and Kimmeridge Chelsea; and (c) 3,382,900 shares of Common Stock (including an aggregate 200 shares of Common Stock held in record name by Kimmeridge Active and Kimmeridge Chelsea) may be deemed to be beneficially owned by each of (i) Benjamin Dell, a United States citizen (“Mr. Dell”); (ii) Alexander Inkster, a United Kingdom citizen (“Mr. Inkster”); (iii) Noam Lockshin, a United States citizen (“Mr. Lockshin”); (iv) Henry Makansi, a Netherlands citizen (“Mr. Makansi”); and (v) Neil McMahon, a United Kingdom citizen (“Mr. McMahon”, and together with Mr. Dell, Mr. Inkster, Mr. Lockshin and Mr. Makansi, the “Kimmeridge Principals”) by virtue of their control of Kimmeridge Management. Mr. Dell serves as Managing Member of Kimmeridge Management, which is controlled by a board of managers comprised of the Kimmeridge Principals.

Each person in Kimmeridge expressly disclaims beneficial ownership of the shares of Common Stock held by each of Mr. Adelson and Ms. Gould. Each of Mr. Adelson and Ms. Gould expressly disclaims beneficial ownership of the shares of Common Stock held by Kimmeridge and each other.

The address of the business office of Kimmeridge is 412 West 15th Street - 11th Floor, New York, New York 10011. The principal business of (a) Kimmeridge is to serve as the investment adviser to the parent companies of each of Kimmeridge Active and Kimmeridge Chelsea as well as other affiliated funds; and (b) each of Kimmeridge Active and Kimmeridge Chelsea is to serve as private investment funds.

Each of the Nominees is a United States citizen. The principal business addresses, along with the principal occupation, of each of the Nominees is disclosed in the section titled “PROPOSAL 1: ELECTION OF DIRECTORS” on page 6.

Except as set forth in this Proxy Statement (including the Annexes), (i) during the past ten years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant in this proxy solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no Participant owns any securities of the Company which are owned of record but not beneficially; (iv) no Participant has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies; (vii) no associate of any Participant owns beneficially, directly or indirectly, any securities of the Company; (viii) no Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Participant or any of his, her or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant or any of his, her or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no person, including any of the Participants, who is a party to an arrangement or understanding pursuant to which the Nominees are proposed to be elected, has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on as set forth in this Proxy Statement. There are no material proceedings to which any Participant or any of his, her or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. With respect to each of the Nominees, except as set forth in this Proxy Statement (including the Annexes), none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten years. Neither the Nominees nor any associate of a Nominee has served as a director or named executive officer of the Company at any point during the last three fiscal years of the Company.

Transactions by the Participants with respect to the Company’s securities

The following tables set forth all transactions in the Common Stock effected by any of the Participants during the past two years. Unless otherwise noted, all such transactions were effected on the open market.

Kimmeridge, including Mr. Dell		Mr. Adelson, as Manager of Jayhawk Investments, LLC

Trade Date	Amount Acquired (Sold)	Trade Date	Amount Acquired (Sold)
06/05/2017	214,869*	06/05/2017	7,831*
06/05/2017	(325,557)**	06/05/2017	3,335*****
06/05/2017	(231,113)***	02/27/2018	(10,000)
06/05/2017	(38,975)	02/27/2018	(13,528)
06/07/2017	(155,878)	03/05/2018	(5,000)
08/01/2017	9,648****	03/07/2018	(5,000)
01/18/2018	(660,000)	04/23/2018	(1,785)
04/19/2018	(250,000)	04/23/2018	(3,662)
04/20/2018	(50,000)	04/23/2018	(4,553)
05/02/2018	(150,000)	04/25/2018	(10,000)
05/03/2018	(353,500)	04/26/2018	(10,000)
05/04/2018	(94,655)	05/07/2018	(10,000)
01/09/2019	190,000	05/08/2018	(10,000)
01/10/2019	238,500	05/09/2018	(10,000)
01/11/2019	135,000	05/11/2018	(10,000)
01/14/2019	125,000	05/14/2018	(10,000)
01/14/2019	161,100	05/15/2018	(5,000)
01/15/2019	314,000	05/16/2018	(2,500)
01/16/2019	100	05/17/2018	(2,500)
01/17/2019	185,000	06/29/2018	(1,166)
01/18/2019	200,000	07/11/2018	(351)
01/22/2019	212,000	07/11/2018	(1,818)
01/23/2019	3,400	07/11/2018	(2,831)
01/24/2019	200,000	07/13/2018	(5,000)
01/28/2019	200,000
01/29/2019	300,000	* Shares of Common Stock received from the Company in connection with the transaction involving Arris Petroleum Corporation.
01/30/2019	86,600
01/30/2019	103,400	** Transfer of shares of Common Stock to limited partners.
01/31/2019	200,000
02/01/2019	200,000	*** Transfer of shares of Common Stock to general partner members.
02/04/2019	38,800
02/06/2019	90,000	**** Contribution of shares of Common Stock from a limited partner.
02/12/2019	200,000
		***** Shares of Common Stock received from the Company in connection with the transaction involving 299 Resources, LLCs’ sale of certain assets to the Company.

Ms. Gould, in her individual capacity		Mr. Adelson, in his individual capacity

Trade Date	Amount Acquired (Sold)	Trade Date	Amount Acquired (Sold)

03/13/2019	650	03/14/2019	150
		03/15/2019	530

IMPORTANT

Tell your Board what you think! YOUR VOTE IS VERY IMPORTANT, no matter how many or how few shares you own. Please give us your proxy “FOR ALL” of the Nominees by taking three steps:

●          VOTING VIA INTERNET by following the instructions on the enclosed GOLD proxy card,

●          VOTING BY TELEPHONE by following the instructions on the enclosed GOLD proxy card, or

●	SIGNING, DATING AND MAILING the enclosed GOLD proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your shares are held in the name of a broker, bank, bank nominee or other institution, only it can vote your shares and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. You may also vote by signing, dating and returning the enclosed GOLD voting form in the postage-paid envelope provided, and to ensure that your shares are voted, you should also contact the person responsible for your account and give instructions for a GOLD proxy card to be issued representing your shares. Please follow the simple instructions on the enclosed GOLD proxy card.

After voting the enclosed GOLD proxy card, DO NOT SIGN OR RETURN PDC’S WHITE PROXY CARD UNLESS YOU INTEND TO CHANGE YOUR VOTE, because only your latest dated proxy card will be counted.

If you have previously signed and returned a white proxy card to PDC, you have every right to change your vote. Only your latest dated proxy card will count. You may revoke any proxy card already sent to PDC by signing, dating and mailing the enclosed GOLD proxy card in the postage-paid envelope provided or by voting by telephone or Internet. Any proxy may be revoked at any time prior to the Annual Meeting by delivering a written notice of revocation or a later dated proxy for the Annual Meeting to Innisfree or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute a revocation.

If you have any questions concerning this Proxy Statement, would like to request additional copies of this Proxy Statement or need help voting your shares, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Banks and Brokers Call Collect: (212) 750-5833

All Others Call Toll-Free: (877) 750-8338

PRELIMINARY COPY SUBJECT TO COMPLETION

PLEASE VOTE TODAY!

SEE REVERSE SIDE

FOR THREE EASY WAYS TO VOTE.

TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED

PDC ENERGY, INC.

Proxy Card for 2019 Annual Meeting of Stockholders

Scheduled for May 29, 2019 8:00 AM MDT

(the “Annual Meeting”):

THIS PROXY SOLICITATION IS BEING MADE BY KIMMERIDGE ENERGY MANAGEMENT COMPANY, LLC AND CERTAIN OF ITS AFFILIATES (COLLECTIVELY, “KIMMERIDGE,” “WE” OR “US”)

AND THE INDIVIDUALS NAMED IN PROPOSAL 1 (THE “NOMINEES”)

THIS BOARD OF DIRECTORS OF PDC ENERGY, INC. IS NOT SOLICITING THIS PROXY

G	The undersigned appoints Benjamin Dell, Eleazer Klein and Jonathan Salzberger, and each of them, attorneys and
O	agents with full power of substitution to vote all shares of common stock of PDC Energy, Inc., a Delaware corporation (the “Company”), that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company
L	scheduled to be held May 29, 2019 at 8.00 a.m. Mountain Time, at Denver Financial Center at 1775 Sherman Street, Denver, Colorado 80203 including at any adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the instructions indicated herein, with discretionary authority
D	as to any and all other matters that may properly come before the meeting or any adjournment, postponement or substitution thereof that are unknown to Kimmeridge a reasonable time before this solicitation.
P
R	The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to said shares,
O	and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. This proxy will be valid until the sooner of one year from the date indicated on the
X	reverse side and the completion of the Annual Meeting (including any adjournments or postponements thereof).
Y	If this proxy is signed and returned, it will be voted in accordance with your instructions. If you do not specify how the proxy should be voted, this proxy will be voted “FOR ALL” three of the nominees listed in Proposal 1, “AGAINST” Proposal 2 and “FOR” Proposal 3. None of the matters currently intended to be acted upon pursuant to this proxy are conditioned on the approval of other matters.

(continued and to be signed on the reverse side)

PRELIMINARY COPY SUBJECT TO COMPLETION

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of PDC Energy, Inc. common stock for the upcoming 2019 Annual Meeting of Stockholders.

YOU CAN VOTE TODAY USING ANY OF THE FOLLOWING METHODS:

Vote by Internet
Please access https://www.proxyvotenow.com/pdce (please note you must type an “s” after “http”). Then, simply follow the easy instructions on the voting site. You will be required to provide the unique Control Number printed below.

Vote by Telephone

Please call toll-free in the U.S. or Canada at 1-866-358-4700 on a touch-tone telephone. (If outside the U.S. or Canada, call 1-646-880-9097) Then, simply follow the easy voice prompts. You will be required to provide the unique Control Number printed below.

CONTROL NUMBER

Vote by Mail Please complete, sign, date and return the proxy card in the envelope provided to: Kimmeridge, c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, NY 10150-5155.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED

X	Please mark vote as in this sample

We recommend that you vote “FOR ALL” three of the Nominees below:				We recommend that you vote “AGAINST” Proposal 2:
Proposal 1 – Election of the three individuals nominated by Kimmeridge to serve as directors.				Proposal 2 – Company proposal to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers.	FOR	AGAINST	ABSTAIN
Nominees:				We recommend that you vote “FOR” Proposal 3:
Benjamin Dell	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT	Proposal 3 – Company proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.	FOR	AGAINST	ABSTAIN
James F. Adelson
Alice E. Gould

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “For All Except” box above and write the name of the nominee(s) from which you wish to withhold in the space provided below.)

IN ORDER FOR YOUR PROXY TO BE VALID, IT MUST BE DATED.

Date __________________________________________________, 2019

Signature

Signature

Title(s)

NOTE: Please sign exactly as your name(s) appear(s) on stock certificates or on the label affixed hereto. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners must each sign personally. ALL HOLDERS MUST SIGN. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer and give full title as such.
PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE THAT IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.